UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2014

MAVENIR SYSTEMS, INC. (Exact name of registrant as specified in its charter)

Delaware	001- 36171	61-1489105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1700 International Parkway, Suite 200
Richardson, Texas 75081
(Address of principal executive offices, including zip code)

(469) 916-4393
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 12, 2014, Mavenir Systems, Inc. (“Mavenir”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Storm Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Mavenir (“Merger Sub”), Stoke, Inc., a Delaware corporation (“Stoke”), and Fortis Advisors LLC as the representative for Stoke’s equity holders. Upon the terms and subject to the conditions set forth in the Merger Agreement, Mavenir will acquire Stoke through the merger of Merger Sub with and into Stoke (the “Merger”), with Stoke being the surviving corporation and a wholly-owned subsidiary of Mavenir.

The Merger Agreement provides for a purchase price of $2.9 million in cash, subject to certain adjustments for Stoke’s working capital and certain unpaid transaction expenses, plus the assumption of approximately $1.9 million of indebtedness. The Merger Agreement provides for indemnification in the case of breaches of representations, warranties or covenants, in each case on terms which are generally customary for transactions of this nature. Until the earlier of the closing or the termination of the Merger Agreement, Stoke and certain of its equity holders have agreed not to (i) directly or indirectly solicit, initiate or cooperate with any negotiations, discussions or inquiries with respect to, or encourage the submission of, any alternative acquisition proposals or (ii) enter into any agreement related to an alternative acquisition proposal.

The Merger is subject to customary closing conditions, including the consent of Stoke stockholders, and is expected to close in the fourth quarter of 2014. The board of directors of each of Mavenir and Stoke have unanimously approved and adopted the Merger Agreement. The Merger is not subject to a vote of Mavenir stockholders.

The foregoing is a summary of certain terms of the Merger Agreement and does not purport to summarize or include all terms of the Agreement or to identify or summarize all of the other agreements related to the Merger.

Item 7.01 Regulation FD Disclosure.

Mavenir issued a press release on November 12, 2014, to announce the proposed Merger, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and in Exhibit 99.1 hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Forward-Looking Statements

The statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of Section 21E of the Exchange Act, including, without limitation, statements regarding the closing of the proposed transaction, the satisfaction of the conditions to closing, purchase price adjustments and indemnification. Forward-looking statements can generally be identified by words such as “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “target,” “will,” “to be” and other expressions that are predictions or indicate future events, trends or prospects, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ may include failure to satisfy the closing conditions for the Merger, failure or delay in consummation of the transaction for other reasons, risks and uncertainties related to Mavenir’s ability to successfully integrate Stoke’s operations and products, indemnification obligations, the effect of the announcement of the proposed Merger on customer relationships, and the effect of the Merger on Mavenir’s operating results going forward. Investors should not place undue reliance on forward-looking statements in this report. Mavenir does not assume any obligation to update the forward-looking statements provided herein, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 12, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAVENIR SYSTEMS, INC.

Date: November 12, 2014	By:	/s/ Terry Hungle
Name: Terry Hungle
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 12, 2014